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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Keane, Inc. on Form S-8 (File Nos. 33-00175, 33-16187, 33-00176, 2-76657, 2-
91931, 33-16188, 33-38361, 2-40012, 2-87193, 2-61721, 2-89418, 33-38360, 33-
38361, 33-52760, 33-52758, 33-52756, 33-52762 and 333-16113) and Form S-3 (File
No. 333-46329) of our report dated March 3, 1998, on our audits of the consolidated financial statements of Keane, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.



Boston, Massachusetts                         /s/   Coopers & Lybrand L.L.P.
March 31, 1998